UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 16, 2013

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CC MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
_____________________________

Delaware	000-53354	26-0241222
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Senior Notes due 2021

On December 16, 2013 (the “Initial Settlement Date”), Clear Channel Communications, Inc., a Texas corporation (the “Company”) which is an indirect subsidiary of CC Media Holdings, Inc., consummated the early settlement of its previously announced private offer to holders of the Company’s 10.75% Senior Cash Pay Notes due 2016 (the “Outstanding Cash Pay Notes”) and 11.00%/11.75% Senior Toggle Notes due 2016 (the “Outstanding Toggle Notes” and collectively with the Outstanding Cash Pay Notes, the “Outstanding Notes”) to exchange (the “Exchange Offer”) any and all Outstanding Notes for newly issued Senior Notes due 2021 of the Company (the “New Notes”). In connection therewith, the Company issued (x) $388,621,200 of New Notes and approximately $10.9 million of cash in exchange for $353,292,000 aggregate principal amount of Outstanding Cash Pay Notes and (y) $233,274,429 of New Notes and approximately $6.7 million of cash in exchange for $212,067,672 aggregate principal amount of Outstanding Toggle Notes. Participating holders were also eligible to receive, with respect to their Outstanding Notes accepted for exchange, accrued and unpaid interest, in cash, from the last applicable interest payment date up to, but not including, the Initial Settlement Date. However, because interest on the New Notes accrues from August 1, 2013, the last interest payment date of the Company’s existing senior notes due 2021 (the “Existing 2021 Notes”), the cash portion (but not the PIK portion) of the interest accrued on the New Notes from such last interest payment date up to, but not including, the Initial Settlement Date was deducted from the interest payable by the Company on the Outstanding Notes.

Immediately following the Initial Settlement Date, approximately $94.8 million aggregate principal amount of Outstanding Cash Pay Notes and approximately $127.9 million aggregate principal amount of Outstanding Toggle Notes remained outstanding.  Unless extended by the Company, the Exchange Offer will expire at 11:59 p.m., New York City time, on December 23, 2013.

The Exchange Offer was made and is being made only to eligible holders, and the New Notes were and are being offered only in reliance on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”).  The New Notes and related guarantees have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The New Notes issued on the Initial Settlement Date were issued as additional notes under the indenture, dated as of June 21, 2013 (the “Indenture”), among the Company, Clear Channel Capital I, LLC, as guarantor, the subsidiary guarantors named therein (collectively with Clear Channel Capital I, LLC, the “Guarantors”), Law Debenture Trust Company of New York, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, under which the Company previously issued approximately $1.2 billion of Existing 2021 Notes.  The New Notes issued on the Initial Settlement Date are fungible with the Existing 2021 Notes for all purposes, including for U.S. federal income tax purposes.

Supplemental Indenture

The New Notes issued on the Initial Settlement Date were issued pursuant to a first supplemental indenture to the Indenture, dated as of December 16, 2013, among the Company, the Guarantors and the Trustee (the “Supplemental Indenture”).

The Existing 2021 Notes and the New Notes (collectively, the “2021 Notes”) mature on February 1, 2021 and bear interest at a rate of (i) 12.00% per annum in cash plus (ii) 2.00% per annum payment-in-kind interest. Interest will be payable semi-annually in arrears on February 1 and August 1 of each year.

The 2021 Notes rank pari passu in right of payment with respect to all existing and future unsubordinated indebtedness of the Company. The guarantees of the 2021 Notes are subordinated to the guarantees of the Company’s senior secured credit facility and certain other permitted debt, but rank equal to all other senior indebtedness of the Guarantors.

The Company may redeem the 2021 Notes at its option, in whole or part, at any time prior to August 1, 2015, at a price equal to 100% of the aggregate principal amount of the 2021 Notes redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. The Company may redeem the 2021 Notes, in whole or in part, on or after August 1, 2015, at the redemption prices set forth in the Indenture plus accrued and unpaid interest to the redemption date. At any time on or before August 1, 2015, the Company may elect to redeem up to 60% of the aggregate principal amount of the 2021 Notes at a redemption price equal to (x) with respect to the first 30% of the then outstanding aggregate principal amount of the 2021 Notes, 109.0% of the aggregate principal amount thereof and (y) with respect to the next 30% of the then outstanding aggregate principal amount of the 2021 Notes, 112.0% of the aggregate principal amount thereof, in each case plus accrued and unpaid interest thereon to the applicable redemption date, with the net proceeds of one or more equity offerings.

The Indenture contains covenants limiting the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) modify any of the Company’s existing senior notes; (iv) transfer or sell assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; (vii) create liens on assets; and (viii) merge, consolidate or sell substantially all of the Company’s assets. The Indenture also provides for customary events of default.

The foregoing description is qualified in its entirety by reference to the complete text of the Supplemental Indenture filed as Exhibit 4.26 to the Company’s Amendment No. 1 to Form S-4 filed on December 16, 2013 and incorporated herein by reference.

Registration Rights Agreement

On December 16, 2013, in connection with the issuance of the New Notes, the Company, the Guarantors, and Goldman, Sachs & Co., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC., as dealer managers in connection with the Exchange Offer, entered into a Registration Rights Agreement (the “Registration Rights Agreement”). The terms of the Registration Rights Agreement require the Company and the Guarantors to: (i) to cause to become effective on or before March 18, 2014 a registration statement relating to an offer (the “A/B Exchange Offer”) to exchange the New Notes and the guarantees thereof for a new issue of debt securities registered under the Securities Act, with terms substantially identical to those of the New Notes and the guarantees thereof (except for provisions relating to the transfer restrictions and payment of additional interest); (ii) use their commercially reasonable efforts to commence the exchange offer no later than 10 business days after the effective time of the registration statement; and (iii) in certain circumstances, file a shelf registration statement for the resale of the New Notes. If the Company and the Guarantors fail to satisfy their registration obligations under the Registration Rights Agreement, then the Company will be required to pay additional interest to the holders of the New Notes, up to a maximum additional interest rate of 0.50% per annum.

The Registration Rights Agreement provides that any New Notes issued in exchange for Outstanding Notes tendered in the Exchange Offer after the early tender date thereof but before the expiration date, will be entitled to the registration rights under the Registration Rights Agreement only in the event that the Company determines, in its sole discretion, that (i) such New Notes will be fungible for U.S. federal income tax purposes and U.S. federal securities law purposes with the Existing 2021 Notes and the New Notes issued on the Initial Settlement Date, and (ii) including such New Notes in the registration statement for the New Notes issued on the Initial Settlement Date will not cause the Company to incur additional interest.

The foregoing description is qualified in its entirety by reference to the complete text of the Registration Rights Agreement filed as Exhibit 4.27 to the Company’s Amendment No. 1 to Form S-4 filed on December 16, 2013 and incorporated herein by reference.

Amendment to Cash Flow Credit Facility

On December 18, 2013, the Company entered into an amendment (the “Amendment”) to its senior secured credit facility with each of the parties thereto. Pursuant to the Amendment, certain Term Loan B lenders and Term Loan C lenders agreed to extend a portion of their loans due 2016 through the creation of a new $1.3 billion Term Loan E due July 30, 2019.

Upon the closing of the offer, the Company’s senior secured credit facility consisted of an approximately $1.89 billion Term Loan B which matures on January 30, 2016, an approximately $36.5 million Term Loan C which matures on January 30, 2016, a $5.0 billion Term Loan D which matures on January 30, 2019 and a $1.3 billion Term Loan E which matures on July 30, 2019.

The new Term Loan E has the same security and guarantee package as the outstanding Term Loans B, C and D and borrowings under the new Term Loan E bear interest at a rate equal to, at the Company’s option, adjusted LIBOR plus 7.50% or a base rate plus 6.50%.

The description of the Amendment contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated in this Item 1.01 by reference.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1
Amendment No. 3, dated as of December 18, 2013, to Amended and Restated Credit Agreement, dated as of May 13, 2008, as amended and restated as of February 23, 2011, and as further amended, by and among Clear Channel Communications, Inc., Clear Channel Capital I, LLC, the subsidiary co-borrowers party thereto, the foreign subsidiary revolving borrowers thereto, Citibank, N.A., as Administrative Agent, the lenders from time to time party thereto and the other agents party thereto (Incorporated by reference from Exhibit 10.1 to Clear Channel Communications, Inc.’s Current Report on Form 8-K filed on December 18, 2013).

99.1
Press Release issued by Clear Channel Communications, Inc., dated December 18, 2013 (Incorporated by reference from Exhibit 99.1 to Clear Channel Communications, Inc.’s Current Report on Form 8-K filed on December 18, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CC MEDIA HOLDINGS, INC.

Date: December 18, 2013	By:	/s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr.
Vice President, Associate General Counsel and
Assistant Secretary

Exhibit Index

Exhibit No.	Description
10.1
Amendment No. 3, dated as of December 18, 2013, to Amended and Restated Credit Agreement, dated as of May 13, 2008, as amended and restated as of February 23, 2011, and as further amended, by and among Clear Channel Communications, Inc., Clear Channel Capital I, LLC, the subsidiary co-borrowers party thereto, the foreign subsidiary revolving borrowers thereto, Citibank, N.A., as Administrative Agent, the lenders from time to time party thereto and the other agents party thereto (Incorporated by reference from Exhibit 10.1 to Clear Channel Communications, Inc.’s Current Report on Form 8-K filed on December 18, 2013).

99.1
Press Release issued by Clear Channel Communications, Inc., dated December 18, 2013 (Incorporated by reference from Exhibit 99.1 to Clear Channel Communications, Inc.’s Current Report on Form 8-K filed on December 18, 2013).